As filed with the Securities and
                     Exchange Commission on March 10, 2000
                          Registration No. __________

=================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           _________________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                           _________________________

                      UNITED STATES ANTIMONY CORPORATION
            (Exact name of registrant as specified in its charter)

      Montana                                   81-0305822
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                    Identification Number)

                                 P.O. Box 643
                           1250 Prospect Creek Road
                        Thompson Falls, Montana  59873
         (Address, Including Zip Code, of Principal Executive Offices)

                                2000 STOCK PLAN
                           (Full title of the Plan)
                           _________________________
                               John C. Lawrence
                            President and Chairman
                      United States Antimony Corporation
                                 P.O. Box 643
                           1250 Prospect Creek Road
                        Thompson Falls, Montana  59873
                           Telephone (406) 827-3523
               (Name, Address, Including Zip Code, and Telephone
              Number, Including Area Code, of Agent for Service)
                             ____________________

                        CALCULATION OF REGISTRATION FEE
=================================================================

Title of Each Class     Amount to   Proposed    Proposed    Amount
of Securities to        be Regis-   Maximum     Maximum     of
be Registered           tered (1)   Offering    Aggregate   Regis-
                                    Price Per   Offering    tration
                                    Share (2)   Price (2)   Fee
______________________________________________________________________________
Common Stock, par
value $.01 per share    500,000     $.73        $365,000    $96.36
=================================================================


      (1) This Registration Statement relates to the registration of Five Hundred Thousand (500,000) shares of $.01 par value common stock ("Common Stock") for issuance or delivery under the United States Antimony Corporation 2000 Stock Plan (the "Plan"). Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

      (2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457 under the Securities Act of 1933, as amended, the price per share is estimated to be $.73, based upon the average bid and asked prices for United States Antimony Corporation Common Stock as reported on the OTCBB on March 7, 2000.
=================================================================

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The information required in Part I is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of form S-8.


                                    PART II
                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

      The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents.

      (1) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 ("1998 Annual Report") (SEC
File No. 001-08675).

      (2) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Registrant's 1998 Annual Report, including without limitation, the Registrant's Quarterly Reports on Form 10-Q for the three month periods ended March 31, 1999 (SEC File No. 001-08675), June 30, 1999 (SEC File No. 001-08675), and September 30, 1999 (SEC
File No. 001-08675).

      (3) The description of Common Stock contained in the Registrant's Registration Statement filed under Section 12 of the
Exchange Act, including all amendments or reports filed for the purpose of updating such description.

      (4) All other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities that remain unsold.

Item 4.     Description of Securities.

      Not Applicable.

Item 5.     Interests of Named Experts and Counsel.

      None.

Item 6.     Indemnification of Directors and Officers.

      The Bylaws ("Bylaws") of the Company provide that to the full extent permitted by law, the Company shall indemnify and advance expenses to any person who is or was a director or officer of the Company, or was serving at the request of a director, officer, employee or fiduciary of the Company, against liabilities which may be incurred by such person by reason of (or arising in part from) such capacity. The Company shall not indemnify any director or officer in matters in which he is adjudged to have been derelict in his duty as an officer or director if the total expense of settlement substantially exceeds costs of litigation to a conclusion. Further, the Company shall not indemnify an officer or director in any action based on
Section 16(b) of the Exchange Act or similar federal or state statute wherein the officer or director is adjudged to have breached his duty to the Company. The Company shall indemnify an officer or director in successful defense of a suit or criminal action; and, prior to conclusion of the suit, the Company may indemnify an officer or director's expenses of the suit if the officer or director furnishes an undertaking to the Company in the event it is determined that the acts of the officer or director were unauthorized or improper.

      Section 35-1-452 of the MBCA authorizes the indemnification of directors against liability incurred by reason of being a director and against expenses reasonably incurred in connection with any action, suit or proceeding seeking to establish such liability, in the case of third-party claims, if the director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and in the case of actions by or in the right of the corporation, if the director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, unless, despite the adjudication of liability, a court otherwise determines. Indemnification also is authorized with respect to any criminal action or proceeding where, in addition to the above, the director has no reasonable cause to believe that his conduct was unlawful. Section 35-1-453 provides mandatory indemnification against reasonable expenses of a director who is successful in the defense of any proceeding to which he was a party because he is or was a director, unless limited by a corporation's articles.

      Section 35-1-457 of the MBCA provides for mandatory indemnification of officers pursuant to Section 35-1-453 of the MBCA, unless contrary to the corporation's articles, and provides that officers are entitled to apply for court-ordered indemnification to the same extent as a director pursuant to
Section 35-1-455 of the MBCA, together with indemnification against reasonable expenses.

      The above discussion of the Company's Bylaws and Sections
35-1-452, 35-1-453, 35-1-455, and 35-1-457 of the MBCA is only a summary and is qualified in its entirety by the full text of each of the foregoing.

Item 7.     Exemption from Registration Claimed.

      Not Applicable.

Item 8.     Exhibits.

      The exhibits included as part of this Registration Statement are as follows:

      Exhibit Number                Description
      --------------                -----------

          3.01 Articles of Incorporation of the Company were filed as an exhibit to the Company's Form 10-KSB for fiscal year ended December 31, 1995, and are incorporated herein by this reference.

          4.01          United States Antimony Corporation Key
                        Employees' 2000 Stock Plan.

          5.01          Opinion of Hawley Troxell Ennis & Hawley LLP

         23.01 Consent of Hawley Troxell Ennis & Hawley LLP (included in Exhibit 5.01)

         23.02          Consent of Decoria, Maichel & Teague P.S.

Item 9.     Undertakings.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                        (Signatures on following page)

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Thompson Falls, State of Montana, on March 7, 2000.

                                    UNITED STATES ANTIMONY CORPORATION



                                    By:   //s// John C. Lawrence
                                          ------------------------------
                                          John C. Lawrence
                                          President and Chairman


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Capacity                Date
---------                     --------                ----

//s// John C. Lawrence
----------------------        President and           March 7, 2000
John C. Lawrence              Chairman of the Board
                              (Principal Executive
                              Officer and Director)

//s// Daniel Dougherty
----------------------        Vice President in       March 7, 2000
Daniel Dougherty              charge of Sales
                              (Principal Executive
                              Officer)

//s// Lee D. Martin
----------------------        Controller              March 7, 2000
Lee D. Martin

//s// Robert A. Rice
----------------------        Director                March 6, 2000
Robert A. Rice

//s// Leo Jackson
----------------------        Director                March 7, 2000
Leo Jackson

                                 EXHIBIT INDEX
                                      TO
                      REGISTRATION STATEMENT ON FORM S-8

Exhibit Number          Description                                     Page
--------------          -----------                                     ----

   3.01                 Articles of Incorporation of the
                        Company, filed as an exhibit to the
                        Company's Form 10-KSB for the fiscal
                        year ended December 31, 1995, and
                        are incorporated herein by this reference.

   4.01                 United States Antimony Corporation 2000
                        Stock Plan.                                     II-7

   5.01                 Opinion of Hawley Troxell Ennis & Hawley
                        LLP                                             II-20

  23.01                 Consent of Hawley Troxell Ennis & Hawley
                        LLP (included in Exhibit 5.01)

  23.02                 Consent of Decoria, Maichel & Teague
                        P.S.                                            II-22